Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 25, 2025, Global Net Lease, Inc. (“GNL” or the “Company”, “we” “our,” or “us”) completed the sale of 59 of its multi-tenant retail properties (the “First Closing” and such properties, the “Disposal Group”) to RCG Venture Holdings, LLC (“RCG”) pursuant to a purchase and sale agreement, dated as of February 25, 2025 (“PSA”), to sell 100 multi-tenant retail properties (the “Multi-Tenant Retail Portfolio”) to RCG (the “RCG Multi-Tenant Retail Disposition”) for a base purchase price of approximately $1.780 billion, of which approximately $1.067 billion related to the First Closing (the “First Closing Contract Sale Price”). The First Closing Contract Sale Price is subject to various adjustments as described in more detail in Note C to the notes to the unaudited pro forma consolidated balance sheet as of December 31, 2024 presented below.

The RCG Multi-Tenant Retail Disposition is expected to be fully consummated in two additional phases during the second quarter of 2025, comprised of: (a) 12 properties secured by a $210.0 million mortgage from Société Générale and UBS AG, and (b) 29 properties secured by a $260.0 million mortgage from Barclays Capital Real Estate Inc., Société Générale, KeyBank and Bank of Montreal. The closing of these remaining 41 properties (the “Properties To Be Sold”) is subject to a number of customary conditions, including, but not limited to, the consent of certain of the Company’s existing lenders (noted above) for RCG to assume the debt secured by the Properties To Be Sold.

The following unaudited pro forma consolidated financial information of the Company as of December 31, 2024 and for the years ended December 31, 2024 and 2023, has been prepared for informational purposes only in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated balance sheet included herein as of December 31, 2024 gives effect to the First Closing as if it closed on December 31, 2024. The unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2024, give effect to the First Closing as if it closed on January 1, 2024.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2023 is included to reflect the impact of discontinued operations resulting from the properties sold in the First Closing. An unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 is not presented since the Multi-Tenant Retail Portfolio was acquired in September of 2023; however we have reflected the discontinued operations of the transactions through the relevant periods.

The unaudited pro forma consolidated financial information of the Company reflects the following:

•	The removal of the assets, liabilities and historical operating results of the properties sold in the First Closing;

•	Cash consideration received from RCG;

•	Recognition of the loss on sale, net of transaction costs related to the properties sold in First Closing, including estimated selling costs; and

•	Payments made on the Company’s Revolving Credit Facility with net proceeds from the First Closing.

•	No goodwill impairment at the time of the First Closing. The First Closing was considered a triggering event, requiring the Company to assess the goodwill related to its multi-tenant retail segment. The Company will continue to monitor the multi-tenant retail segment’s goodwill at the time of the two additional phases of closing.

The unaudited pro forma consolidated financial statements of the Company are based on information currently available, including certain assumptions which are subject to change and may not be realized, and such information represents our best estimates based on information currently available and may differ from those presented within our future filings with the Securities and Exchange Commission beginning with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

The unaudited pro forma consolidated financial statements of the Company are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented, nor are they representative of the future financial condition or results of operations of the Company. These financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2024, and their accompanying notes included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2024.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	Other Transaction Accounting Adjustments		GNL Pro Forma
	(A)	(B)	(C)
ASSETS
Real estate investments, at cost:
Land	$1,172,146	$(213,251)	$—		$958,895
Buildings, fixtures and improvements	5,293,468	(758,431)	—		4,535,037
Construction in progress	4,350	(518)	—		3,832
Acquired intangible lease assets	1,057,967	(219,364)	—		838,603
Total real estate investments, at cost	7,527,931	(1,191,564)	—		6,336,367
Less accumulated depreciation and amortization	(1,164,629)	101,667	—		(1,062,962)
Total real estate investments, net	6,363,302	(1,089,897)	—		5,273,405
Assets held for sale	17,406	—	—		17,406
Cash and cash equivalents	159,698	—	23,246	(C-1)	182,944
Restricted cash	64,510	—	—		64,510
Derivative assets, at fair value	2,471	—	—		2,471
Unbilled straight-line rent	99,501	(6,368)	—		93,133
Operating lease right-of-use asset	74,270	(8,107)	—		66,163
Prepaid expenses and other assets	108,562	(28,485)	—		80,077
Multi-tenant retail disposition receivable, net	—	—	100,620	(C-2)	100,620
Deferred tax assets	4,866	—	—		4,866
Goodwill	51,370	—	—		51,370
Deferred financing costs, net	9,808	—	—		9,808
Total Assets	$6,955,764	$(1,132,857)	$123,866		$5,946,773

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,221,706	$—	$—		$2,221,706
Revolving credit facility	1,390,292	—	(850,170)	(C-3)	540,122
Senior notes, net	906,101	—	—		906,101
Acquired intangible lease liabilities, net	76,800	(33,072)	—		43,728
Derivative liabilities, at fair value	3,719	—	—		3,719
Accounts payable and accrued expenses	75,735	(11,806)	(8,772)	(C-4)	55,157
Operating lease liability	48,333	(8,253)	—		40,080
Prepaid rent	28,734	(9,998)	—		18,736
Deferred tax liability	5,477	—	—		5,477
Dividends payable	11,909	—	—		11,909
Total Liabilities	4,768,806	(63,129)	(858,942)		3,846,735
Commitments and contingencies	—	—	—		—
Stockholders’ Equity:					—
7.25% Series A cumulative redeemable preferred stock, $0.01 par value, liquidation preference $25.00 per share, 9,959,650 shares authorized, 6,799,467 shares issued and outstanding as of December 31, 2024 and 2023	68	—	—		68
6.875% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,450,000 shares authorized, 4,695,887 shares issued and outstanding as of December 31, 2024 and 2023	47	—	—		47
7.500% Series D cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 7,933,711 shares authorized, issued and outstanding as of December 31, 2024 and 2023	79	—	—		79
7.375% Series E cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 4,595,175 shares authorized, issued and outstanding as of December 31, 2024 and 2023	46	—	—		46
Common stock, $0.01 par value, 250,000,000 shares authorized, 231,051,139 and 230,885,197 shares issued and outstanding as of December 31, 2024 and 2023, respectively	3,640	—	—		3,640
Additional paid-in capital	4,359,264	—	—		4,359,264
Accumulated other comprehensive loss income	(25,844)	—	—		(25,844)
Accumulated deficit	(2,150,342)	(1,069,728)	982,808	(C-5)	(2,237,262)
Total Stockholders’ Equity	2,186,958	(1,069,728)	982,808		2,100,038
Non-controlling interest	—	—	—		—
Total Equity	2,186,958	(1,069,728)	982,808		2,100,038
Total Liabilities and Equity	$6,955,764	$(1,132,857)	$123,866		$5,946,773

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The above unaudited pro forma consolidated financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company. Certain assumptions regarding the operations of the Company have been made in connection with the preparation of these unaudited pro forma consolidated financial statements. These assumptions are as follows:

Adjustments to Pro Forma Consolidated Balance Sheet

(A)	Represents the Company’s historical consolidated balance sheet as of December 31, 2024, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(B)	Represents the removal of the historical consolidated balance sheet amounts of the properties sold in the First Closing as of December 31, 2024.

(C)	Represents other transaction adjustments related to the First Closing.

	(in thousands)	Amount
	First Closing Contract Sale Price	$1,067,000
	Adjustments:
	Amounts held in escrow	(2,999)
	Property operating cost prorations and other expense adjustments at closing	(8,772)
	Amounts due to RCG for tenant improvements and leasing commissions	(36,114)
	Adjustments for leasing activity(a)	(133,862)
	Closing costs related to First Closing	(11,837)
	Cash consideration received from RCG at the First Closing	873,416
(C-3)	Less: Cash used to paydown the Company’s Revolving Credit Facility at the First Closing	(850,170)
(C-1)	Excess cash proceeds from the First Closing	$23,246

___________________________

(a)	Primarily represents adjustments for leasing activity as outlined in the PSA. Primarily relates to (i) leases either excluded completely from, or added to, the First Closing Contract Sale Price and, (ii) leases which the Company may collect the related cash consideration after the First Closing in accordance with the terms of the PSA.

	(in thousands)	Amount
	Cash Consideration received at the First Closing (per table above)	$873,416
(C-4)	Property operating cost prorations and other expense adjustments at closing	8,772
(C-2)	Receivable recorded for potential consideration received after the First Closing(a)	100,620
(C-5)	Adjusted Sale Price(b)	$982,808

___________________________

(a)	Represents expected consideration to be received by the Company from RCG for leases in process at the time of, and specifically related to the properties sold in, the First Closing. As part of the portfolio sold, there are leases that have not yet commenced at the time of the First Closing. As part of the transaction, we agreed for the Buyer to pay the portion of proceeds attributed to each of those leases when the respective tenants move into their space. This receivable represents the full potential amount to be received less the fair value of the embedded feature ascribed to these potential commencements. This feature will be marked to market each period with changes in value being recorded through earnings.
(b)	Defined as the Cash consideration received at the First Closing plus adjustment for cost prorations and receivables recorded for expected consideration to be received by the Company from RCG for leases in process at the time of, and specifically related to the properties sold in, the First Closing.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	Other Transaction Accounting Adjustments		GNL Pro Forma
	(A)	(B)
Revenue from tenants	$805,010	$(141,664)	$—		$663,346

Expenses:
Property operating	142,497	(50,492)	—		92,005
Impairment charges	90,410	—	—		90,410
Merger, transaction and other costs	6,026	—	—		6,026
General and administrative	57,734	(1,821)	—		55,913
Equity-based compensation	8,931		—		8,931
Depreciation and amortization	349,943	(83,525)	—		266,418
Total expenses	655,541	(135,838)	—		519,703
Operating income (loss) before gain (loss) on dispositions of real estate investments	149,469	(5,826)	—		143,643
Gain (loss) on dispositions of real estate investments	57,015	—	(66,038)	(C)	(9,023)
Operating income (loss)	206,484	(5,826)	(66,038)		134,620
Other income (expense):
Interest expense	(326,932)	929	84,687	(D)	(241,316)
Loss on extinguishment and modification of debt	(15,877)	—	—		(15,877)
Gain (loss) on derivative instruments	4,229	—	—		4,229
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	3,249	—	—		3,249
Other income	1,720	(551)	—		1,169
Total other expense, net	(333,611)	378	84,687		(248,546)
Net (loss) income before income tax	(127,127)	(5,448)	18,649		(113,926)
Income tax expense	(4,445)	52	—		(4,393)
Net (loss) income	(131,572)	(5,396)	18,649		(118,319)
Preferred stock dividends	(43,744)	—	—		(43,744)
Net loss attributable to common stockholders	$(175,316)	$(5,396)	$18,649		(162,063)

Basic and Diluted Loss Per Common Share:
Net loss per share attributable to common stockholders — Basic	$(0.76)				(0.71)
Net loss per share attributable to common stockholders — Diluted	$(0.76)				$(0.71)
Weighted average common shares outstanding:
Basic	230,440,385				230,440,385
Diluted	230,440,385				230,440,385

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	GNL Pro Forma
	(A)	(B)
Revenue from tenants	$515,070	$(41,333)	$473,737

Expenses:
Property operating	67,839	(15,249)	52,590
Operating fees to related parties	28,283	—	28,283
Impairment charges	68,684	—	68,684
Merger, transaction and other costs	54,492	—	54,492
Settlement costs	29,727	—	29,727
General and administrative	40,187	(237)	39,950
Equity-based compensation	17,297	—	17,297
Depreciation and amortization	222,271	(27,257)	195,014
Total expenses	528,780	(42,743)	486,037
Operating income (loss) before gain (loss) on dispositions of real estate investments	(13,710)	1,410	(12,300)
Gain (loss) on dispositions of real estate investments	(1,672)	—	(1,672)
Operating income (loss)	(15,382)	1,410	(13,972)
Other income (expense):
Interest expense	(179,411)	839	(178,572)
Loss on extinguishment and modification of debt	(1,221)	—	(1,221)
Gain (loss) on derivative instruments	(3,691)	—	(3,691)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—
Other income	2,270	8	2,278
Total other expense, net	(182,053)	847	(181,206)
Net (loss) income before income tax	(197,435)	2,257	(195,178)
Income tax expense	(14,475)	—	(14,475)
Net (loss) income	(211,910)	2,257	(209,653)
Preferred stock dividends	(27,438)	—	(27,438)
Net loss attributable to common stockholders	$(239,348)	$2,257	(237,091)

Basic and Diluted Loss Per Common Share:
Net loss per share attributable to common stockholders — Basic	$(1.71)		(1.69)
Net loss per share attributable to common stockholders — Diluted	$(1.71)		$(1.69)
Weighted average common shares outstanding:
Basic	142,584,332		142,584,332
Diluted	142,584,332		142,584,332

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Adjustments to Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2024

(A)	Represents the Company’s historical consolidated statement of operations activity for the year ended December 31, 2024, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(B)	Represents the removal of the historical consolidated statement of operations activity for the properties sold in the First Closing for the year ended December 31, 2024.

(C)	Represents the estimated loss on disposition, calculated as the Adjusted Sale Price (approximately $982.8 million) less the net book value of the assets sold in the First Closing as of December 31, 2024 adjusted for additional depreciation and amortization to approximate the net book value as of the First Closing (approximately $1.049 billion).

(D)	Represents adjustment to interest expense on the Company’s Revolving Credit Facility for the $850.2 million of cash consideration received from RCG at the First Closing which was used to paydown the Revolving Credit Facility. The Revolving Credit Facility had a weighted average interest rate of 5.7% as of December 31, 2024.

Year Ended December 31, 2023

(A)	Represents the Company’s historical consolidated statement of operations activity for the year ended December 31, 2023, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(B)	Represents the removal of the historical consolidated statement of operations activity for the properties sold in the First Closing for the year ended December 31, 2023.